UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2013

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (701) 530-1000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

MDU Resources Group, Inc.’s (the “Company”) Annual Meeting of Stockholders was held on April 23, 2013. Three Company proposals were submitted to stockholders as described in the Company’s Proxy Statement dated March 13, 2013. The proposals and the results of the stockholder vote are as follows.

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal to elect ten directors for one-year terms:
Thomas Everist	126,071,796.059	1,422,078.675	590,537.787	40,106,056.000
Karen B. Fagg	126,606,504.962	864,584.367	613,323.192	40,106,056.000
David L. Goodin	126,177,257.737	1,316,441.655	590,713.129	40,106,056.000
A. Bart Holaday	126,041,953.612	1,334,910.380	707,548.529	40,106,056.000
Dennis W. Johnson	126,238,581.456	1,233,885.595	611,945.470	40,106,056.000
Thomas C. Knudson	126,404,824.897	998,189.412	681,398.212	40,106,056.000
Patricia L. Moss	126,145,972.263	1,278,088.270	660,351.988	40,106,056.000
Harry J. Pearce	125,883,382.244	1,550,948.908	650,081.369	40,106,056.000
J. Kent Wells	125,851,799.035	1,562,204.511	670,408.975	40,106,056.000
John K. Wilson	126,233,818.233	1,138,466.933	712,127.355	40,106,056.000

All of the Company’s nominees were elected, having received more votes cast “for” their election than “against” their election.

	Shares For	Shares Against	Abstentions
Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2013	165,435,064.933	1,748,570.707	1,006,832.881

The proposal was approved, having received the affirmative vote of a majority of the common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal.

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers	123,138,302.415	3,242,028.514	1,704,081.592	40,106,056.000

The proposal was approved, on a non-binding advisory basis, having received the affirmative vote of a majority of the common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2013

MDU Resources Group, Inc.

By:	/s/ Paul K. Sandness

Paul K. Sandness
General Counsel and Secretary